SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2013

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Endurance Specialty Holdings Ltd. (the “Company”) with the Securities and Exchange Commission on May 31, 2013 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to supplement the disclosure included in the Original Filing regarding the acquisition of (i) 708,890 of the Company’s restricted ordinary shares, par value $1.00 per share (the “Restricted Shares”) by John R. Charman, (ii) an option to purchase 800,000 of the Company’s ordinary shares, par value $1.00 per share (the “Options”) by Mr. Charman and (iii) 607,620 of the Company’s ordinary shares, par value $1.00 per share (the “Purchase Shares”), by Dragon Global Holdings Ltd., The Fortis Trust and The Prometheus Trust (collectively, the “Purchasers”). No other changes are being made to the Original Filing.

Item 3.02. Unregistered Sales of Equity Securities

Purchase Shares

On May 28, 2013, the Purchasers acquired the Purchase Shares from the Company pursuant to a Share Purchase Agreement with each of the Purchasers, which agreements are attached to the Original Filing as Exhibits 10.5 through 10.7, and are incorporated herein by reference.

Each Share Purchase Agreement provides for the acquisition of the Purchase Shares at a per share price equal to the average closing price on the New York Stock Exchange for the 20 trading days prior to May 28, 2013. The aggregate purchase price for the Purchase Shares was $30 million. The Purchase Shares were delivered against payment of the purchase price by the Purchasers in immediately available funds.

The Purchase Shares were acquired by the Purchasers from the Company pursuant to the exemptions from registration provided by Regulation D and Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

Restricted Shares and Options

As an inducement to his employment with the Company, the Company granted to Mr. Charman on May 28, 2013 the Restricted Shares and the Options pursuant to a Restricted Share Agreement and Option Agreement with Mr. Charman, which agreements are attached to the Original Filing as Exhibits 10.2 and 10.3, and are incorporated herein by reference.

The Restricted Shares and the Options vest in five equal tranches, with the first tranche vesting on the date of grant and the remaining four tranches vesting annually thereafter. Upon vesting, the Options are exercisable by Mr. Charman at an exercise price of $48.20 per share.

Under the Restricted Share Agreement and the Option Agreement, in the event of a separation of Mr. Charman’s service from the Company by Mr. Charman without good reason or by the Company with cause, the unvested Restricted Shares and Options are cancelled. In the event of separation of Mr. Charman’s service from the Company due to Mr. Charman’s death or disability, by Mr. Charman with good reason or by the Company without cause, 50% of the unvested Restricted Shares and Options vest immediately.

The Restricted Shares and the Options were acquired by Mr. Charman from the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2013

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary